Exhibit 99.1

Tenon Medical, Inc. Announces Regained Compliance with Nasdaq Stockholders’ Equity Requirement

LOS GATOS, CA / ACCESS Newswire / July 20, 2026 / Tenon Medical, Inc. (NASDAQ:TNON) (“Tenon” or the “Company”), a medical device company dedicated to transforming care for patients with certain sacro-pelvic disorders, today announced that it has received notice from Nasdaq that the Company regained compliance with the continued listing requirement relating to maintaining a minimum of $2.5 million in stockholders’ equity.

On July 17, 2026, the Company received a notice from Nasdaq that, based on the July 10 8-K (as defined below), the Company had regained compliance with the Stockholders’ Equity Rule (as defined below). However, if the Company fails to evidence compliance upon filing its Quarterly Report on Form 10-Q for the period ending September 30, 2026, the Company may be subject to delisting, and any such delisting would be subject to appeal.

On July 10, 2026, the Company filed a Current Report on Form 8-K (the “July 10 8-K”) that disclosed its belief that it satisfied Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”) as of such filing date due to the completion of its $4.2 million public offering of common stock and warrants on July 1, 2026.

About Tenon Medical, Inc.

Tenon Medical, Inc. is a medical device company dedicated to transforming care for patients with certain sacro-pelvic disorders. Tenon was incorporated in the State of Delaware in 2012 and currently offers two systems to treat a diseased sacroiliac joint (the “SI Joint”). The Company has developed The Catamaran™ SI Joint Fusion System that offers a novel, less invasive approach to the SI Joint using a single, robust titanium implant. In August 2025, the Company acquired substantially all of the assets of SiVantage, Inc. and SIMPL Medical, LLC, including the SImmetry+® SI Joint Fusion System, which treats disorders of the SI Joint through a minimally invasive lateral access solution that incorporates well-established orthopedic fusion principles. Since the national launch of The Catamaran System in October 2022, Tenon is focused on three commercial opportunities: 1) primary SI Joint procedures, 2) revision procedures of failed SI Joint implants and 3) SI-Joint fusion adjunct to a spine fusion construct.

For more information, please visit www.tenonmed.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

The Tenon Medical logo shown above, and Catamaran®, PiSIF®, CAT PiSIF®, ETAD®, Posterior Inferior Sacroiliac Fusion®, CAT SIJ Fusion System®, Catamaran SIJ Fusion System®, Catamaran Inferior Posterior Fusion System®, Catamaran Transfixation Fusion System®, Catamaran Transfixation Fusion Device®, SImmetry® are registered trademarks of Tenon Medical, Inc. MAINSAILTM, and SImmetry+ are also trademarks of Tenon Medical, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to events, results, activities or developments that Tenon expects, believes or anticipates will or may occur in the future. Forward-looking statements often contain words such as “intends,” “estimates,” “anticipates,” “hopes,” “projects,” “plans,” “expects,” “seek,” “believes,” “see,” “should,” “will,” “would,” “target,” and similar expressions and the negative versions thereof. These forward-looking statements, include, but are not limited to, statements regarding the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements, including the Stockholders’ Equity Rule, and the risk that the Company’s common stock may be delisted from Nasdaq if the Company fails to evidence such compliance in its future periodic reports. Such statements are based on Tenon’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances, and speak only as of the date made. Forward-looking statements are inherently uncertain and actual results may differ materially from assumptions, estimates or expectations reflected or contained in the forward-looking statements as a result of various factors. For details on the uncertainties that may cause Tenon’s actual results to be materially different than those expressed in any forward-looking statements, please review Tenon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated from time to time in our Form 10-Q filings and our other public filings on file with the SEC at www.sec.gov, particularly the information contained in the section entitled “Risk Factors.” We undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise unless required by law.

Investor Contact

Shannon Devine
MZ North America
203-741-8811
tenon@mzgroup.us